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[LETTERHEAD OF MCGLADREY & PULLEN, LLP APPEARS HERE]
                                                [LETTERHEAD OF RSM APPEARS HERE]

                                                                    EXHIBIT 16.1

November 18, 1988


Mr. George Hensley
c/o Rick Urrea
Klaire International
901 Rio Grande Blvd., NW
Suite G 250
Albuquerque, NM 87104

Dear Mr. Hensley:

This is to confirm that the client-auditor relationship between Septima Enterprises, Inc. (Commission File Number 33-25126-D) and McGladrey & Pullen, LLP has ceased.

Sincerely,

/s/ FRANK T. COMPIANI

Frank T. Compiani
Partner


cc:     Office of the Chief Accountant
        SECPA Letter File
        Securities and Exchange Commission
        Mail Stop 9-5
        450 Fifth Street, NW
        Washington, DC 20549